Principal National Life Insurance Company
P.O. Box 10431
Des Moines, IA 50306-0431

Principal Executive Variable Individual Universal Life Supplemental Application

1. Print full name of Proposed Insured(s) | Policy Number(s)

Print full name of Owner

2. Complete the following sections for:

	Required Sections	Optional Sections
A. New Business	1, 4, 5, 8	3, 6
B. Term Conversions	1, 4, 5, 8	3, 6
C. Adding/Changing Dollar Cost Averaging or Automatic Portfolio Rebalancing	1, 6, 8	(N/A)

- **An illustration of policy benefits, including death benefits, policy values and cash surrender values is available upon request.**
- **Policy values may increase or decrease in accordance with the experience of the Separate Account.**
- **The amount or duration of the death benefit may vary under conditions specified under the policy.**
- **Certain products as well as Separate Account Divisions or Fixed Accounts may impose restrictions. Refer to the prospectus for details.**

3. **Telephone and Internet Authorization:**

The policy owner may perform financial transactions on the Internet, after establishing a Personal Identification Number on the Principal Financial Group web site (principal.com) or by telephone transactions. Telephone or Internet instructions received from any joint policy owner will be binding on all owners.

I (We) want telephone transaction services as described in the prospectus.* ☐ Yes ☐ No

I (We) want Internet transaction services for the sales representative as described in the prospectus. Internet instructions received from the sales representative will be binding on all policy owners.* ☐ Yes ☐ No

* If the 'Yes' boxes are not checked, telephone and Internet services are not available.

4. **Enhanced Cash Surrender Value Rider - Enhancement Factor** (one of the options below **MUST** be chosen):

☐ 100% ☐ 75% ☐ 50% ☐ 25% ☐ None

ICC18 AA 4938 (01/20) Page 1 of 6
This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal®.

5. **Premium Allocation and Monthly Policy Charges:**

Premium Allocation

Allocate premium among the Separate Account Divisions and/or Fixed Account using the chart below:

Monthly Policy Charge

Monthly policy charges will be allocated in the same manner as premiums unless otherwise noted below.
The Company will withdraw the monthly policy charge from the policy value in the following way (check one):

☐ Prorated based on the balance of the owner's investment accounts

☐ As below:

Asset Classes / Separate Account Divisions / Fixed Account Options	Premium Allocation % for Executive Variable UL III	Monthly Policy Charge %
Short-Term Fixed Income		
*Fixed Account		
Fidelity VIP Government Money Market		
PIMCO Short-Term		
PIMCO VIT Low Duration		
Short-Term Income		
Fixed Income		
American Funds Insurance Series Global Bond		
Bond Market Index		
Calvert Investment Grade Bond Index		
Core Plus Bond		
Delaware High Yield		
Fidelity VIP High Income		
Fidelity VIP Strategic Income		
Franklin Strategic Income VIP		
Franklin U.S. Government Securities VIP		
Government & High Quality Bond		
Janus Henderson Flexible Bond		
MFS Inflation-Adjusted Bond		
PIMCO Emerging Markets Bond		
PIMCO High Yield		
PIMCO Long-Term U.S. Government		
PIMCO Real Return		
PIMCO Total Return		
Templeton Global Bond VIP		
Balanced / Asset Allocation		
American Funds Insurance Series Global Balanced Fund		
Franklin Income VIP		
Janus Henderson Balanced		
LifeTime 2010		
LifeTime 2020		
LifeTime 2030		
LifeTime 2040		
LifeTime 2050		
LifeTime 2060		
LifeTime Strategic Income		
MFS Total Return		
Multi-Asset Income		
PIMCO All Asset		
SAM Balanced Portfolio		
SAM Conservative Balanced Portfolio		
SAM Conservative Growth Portfolio		
SAM Flexible Income Portfolio		
SAM Strategic Growth Portfolio		
TOPS Managed Risk Balanced ETF		
TOPS Managed Risk Growth ETF		
TOPS Managed Risk Moderate Growth ETF		

ICC18 AA 4938 (01/20) Page 2 of 6

This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal®.

Asset Classes / Separate Account Divisions / Fixed Account Options	Premium Allocation % for Executive Variable UL III	Monthly Policy Charge %
Large U.S. Equity		
American Century VP Income & Growth		
American Century VP Value		
American Funds Insurance Series Blue Chip Income and Growth		
American Funds Insurance Series Growth Fund		
Capital Appreciation		
Dreyfus IP Core Value		
Dreyfus Sustainable U.S. Equity		
Dreyfus VIF Appreciation		
Equity Income		
Fidelity VIP Contrafund		
Fidelity VIP Equity-Income		
Franklin Mutual Shares VIP		
Franklin Rising Dividends VIP		
Invesco American Franchise		
Invesco Core Equity		
Janus Henderson Forty		
LargeCap Growth		
LargeCap Growth I		
LargeCap S&P 500 Index		
MFS Growth		
MFS Value		
Neuberger Berman AMT Guardian		
Neuberger Berman AMT Large Cap Value		
Putnam VT Growth Opportunities		
Small / Mid U.S. Equity		
AllianceBernstein Small/Mid Cap Value		
American Century VP Capital Appreciation		
American Century VP Mid Cap Value		
Calvert Russell 2000 Small Cap Index		
ClearBridge Mid Cap		
ClearBridge Small Cap Growth		
Delaware Small Cap Value		
Dreyfus IP MidCap Stock		
DWS Small Mid Cap Value		
Fidelity VIP Mid Cap		
Franklin Small Cap Value VIP		
Invesco American Value		
Invesco Mid Cap Core Equity		
Invesco Mid Cap Growth		
Invesco Small Cap Equity		
Janus Henderson Enterprise		
Lord Abbett Series Fund Developing Growth		
MFS Blended Research Small Cap Equity		
MFS Mid Cap Value		
MFS New Discovery		
MFS New Discovery Value		
Neuberger Berman AMT Mid-Cap Growth		
Oppenheimer Main Street Small Cap		
Real Estate Securities		
SmallCap		
Vanguard VIF Mid-Cap Index		

ICC18 AA 4938 (01/20) Page 3 of 6
This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal®.

Asset Classes / Separate Account Divisions / Fixed Account Options	Premium Allocation % for Executive Variable UL III	Monthly Policy Charge %
International Equity		
AllianceBernstein Global Thematic Growth		
AllianceBernstein International Growth		
AllianceBernstein International Value		
American Century VP International		
American Funds Insurance Series International Fund		
American Funds Insurance Series New World Fund		
Calvert EAFE International Index		
Diversified International		
Franklin Mutual Global Discovery VIP		
International Emerging Markets		
Invesco International Growth		
Janus Henderson Global Research		
Lord Abbett Series Fund International Opportunities		
MFS International Value		
MFS Global Equity		
MFS Research International		
Templeton Developing Markets VIP		
Templeton Foreign VIP		
Wanger International		
Specialty		
Dreyfus IP Technology Growth		
DWS Alternative Asset Allocation		
Invesco Global Real Estate		
Invesco Health Care		
T. Rowe Price Health Sciences		
MFS Utilities		
PIMCO Commodity Real Return Strategy		
Rydex Basic Materials		
Rydex Utilities		
VanEck Global Hard Assets		

The sum of the percentages must equal 100%.		

If the total percentage is less than 100%, or a selected Division is not available for the product requested on the application, any shortage will be allocated to Fidelity VIP Government Money Market.

* If allocated to Fixed Account, please explain: ______________________________

____

____

ICC18 AA 4938 (01/20) Page 4 of 6
This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal®.

6. **Scheduled Transfer Options:** You may choose Scheduled Transfers (Dollar Cost Averaging) and/or Automatic Portfolio Rebalancing. The sum of the percentages for all the divisions must equal 100%. (Whole Percentages Only)

Refer to the product prospectus for scheduled transfer limitations. (Note: Scheduled Transfers are not available to the Fixed Account.)

☐ Scheduled Transfers – Allows for the transfer of money between Divisions on a scheduled basis.

Frequency: ☐ Monthly ☐ Quarterly ☐ Semi-annually ☐ Annually

Initial Transfer Date ____ / ____ / _______
(mm / dd / yyyy) (Not available on the 29th, 30th, or 31st of a month)

Transfer Out (-)			Transfer In (+)		
Division/Fixed Account	Amount	Percent	Division	Amount	Percent
1. ____________	$ ________	______ %	1. ____________	$ ________	______ %
2. ____________	$ ________	______ %	2. ____________	$ ________	______ %
3. ____________	$ ________	______ %	3. ____________	$ ________	______ %
4. ____________	$ ________	______ %	4. ____________	$ ________	______ %
5. ____________	$ ________	______ %	5. ____________	$ ________	______ %
6. ____________	$ ________	______ %	6. ____________	$ ________	______ %

☐ Automatic Portfolio Rebalancing - This feature allows for maintaining the investment allocation that was originally established. It allows for rebalancing annually, semi-annually, fiscal quarter or quarterly.

Select ONE option from each column. (Note: Rebalancing is not available for the Fixed Account.)

Start Date	Frequency	Allocation Percentages	
☐ Based on Policy Date	☐ Quarterly	☐ Based on Premium Allocation	
☐ Future Date, beginning	☐ Semi-annually	☐ Rebalance to these Divisions:	
____ / ____ / ______	☐ Annually	Division	Percent
(mm / dd / yyyy)	☐ Fiscal Quarter	1. ____________________	________ %
(Not available on the 29th 30th, or 31st of a month)		2. ____________________	________ %
		3. ____________________	________ %
		4. ____________________	________ %
		5. ____________________	________ %
		6. ____________________	________ %

You may also elect to rebalance upon request if you contact the Home Office.

ICC18 AA 4938 (01/20) Page 5 of 6
This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal®.

7. Fraud Notice: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. 8. Signature I have read this application, which will be attached to and become a part of the policy, and have had the opportunity to read the prospectuses. I authorize the instructions in this application. I have been given the opportunity to ask questions regarding this policy, and they have been answered to my satisfaction. I understand the investment objectives of the Separate Accounts Divisions and/or Fixed Account for which I am applying and believe they fit with my investment objective(s). All of the statements in this application are true and complete to the best of my knowledge and belief and are the basis of any life insurance issued. CASH VALUES MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE EXPERIENCE OF THE SEPARATE ACCOUNT. THE DEATH BENEFIT MAY BE VARIABLE OR FIXED UNDER SPECIFIED CONDITIONS. Print Name of Owner Authorized Signature/Title of Authorized Person 2nd Authorized Signature (if joint)/ Title of Authorized Person To be completed by the Registered Representative*: *Registered Representative is an insurance agent. Signed at Signature City State Date ICC18 AA 4938 (01/20) Page 6 of 6 This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal®.

New Account Form

Principal Securities, Inc.
Principal Life Insurance Company
Principal National Life Insurance Company
Members of the Principal Financial Group®
Des Moines, IA 50392-0001

Principal®

IF THIS ACCOUNT WILL INCLUDE A ROLLOVER FROM A RETIREMENT PLAN OR IRA, PLEASE SUBMIT A ROLLOVER ANALYSIS FORM (MM9230).

☐ Principal Variable Annuity Contract ☐ Principal Funds, Inc ☐ Investment Advisory Account

☐ Principal Variable Life Insurance ☐ Non-Proprietary Mutual Funds ☐ Brokerage Account ☐ Suitability Update Only

☐ Non-Proprietary Variable Annuity/Variable Life ☐ Other ______________________

A. Account Owner Information (Additional information can be provided on a separate piece of paper)

Owner Name ☐ Mr. ☐ Mrs. ☐ Ms.	☐ Joint Owner ☐ Custodian ☐ Other ☐ Mr. ☐ Mrs. ☐ Ms.
Soc. Sec. No. or Fed. Tax I.D. No. / Date of Birth	Soc. Sec. No. or Fed. Tax I.D. No. / Date of Birth
Marital Status ☐ Single ☐ Married / **Citizenship/Domicile** ☐ U.S. ☐ Non-U.S. *(country)* ______ ☐ Resident Alien ☐ Non-Resident Alien (W-8BEN)	Marital Status ☐ Single ☐ Married / **Citizenship/Domicile** ☐ U.S. ☐ Non-U.S. *(country)* ______ ☐ Resident Alien ☐ Non-Resident Alien (W-8BEN)
Physical Address *(P.O. Box/Mail drop locations not accepted)*	Physical Address *(P.O. Box/Mail drop locations not accepted)*
City / State / Zip	City / State / Zip
Mailing Address *(if different from physical address)*	Mailing Address *(if different from physical address)*
City / State / Zip	City / State / Zip
Daytime Phone ( ) / Email Address	Daytime Phone ( ) / Email Address
Employment Status ☐ Employed ☐ Retired ☐ Unemployed ☐ Student ☐ Other *(specify)*	Employment Status ☐ Employed ☐ Retired ☐ Unemployed ☐ Student ☐ Other *(specify)*
Occupation	Occupation
Name of Employer / City, State, Zip of Employer	Name of Employer / City, State, Zip of Employer

B. Disclosure Questions

B. Disclosure Questions	Owner	Joint/Custodian (if applicable)
Are you a senior foreign political figure, or a family member or close relative of a senior foreign political figure?	☐ Yes ☐ No	☐ Yes ☐ No
Are you a control person or affiliate of a public company under SEC Rule 144 (such as a director, 10% shareholder, or policy-making officer), or an immediate family or household member of such a person? If yes, provide information below. Relationship ______ Company Name ______ CUSIP/Symbol ______	☐ Yes ☐ No	☐ Yes ☐ No
Are you affiliated with or employed by a Financial Industry Regulatory Authority (FINRA) member firm (associated person)? Are you the spouse of an associated person or a child who resides in the same household or is financially dependent on the associated person? Are you related to an associated person who has control over your account or an associated person materially contributes financial support to you and he/she has control over your account? Are you affiliated with or employed by FINRA, any other self-regulatory organization (SRO) or municipal securities dealer? ☐ Same as employer above. Company Name ______ Address ______ City ______ State ____ Zip ______ Country ______	☐ Yes ☐ No	☐ Yes ☐ No
Are you a non-U.S. entity (e.g., foreign business or trust), or acting on behalf of such an entity?	☐ Yes ☐ No	☐ Yes ☐ No
Are you registered with a securities broker dealer firm or an immediate family member living with a financial professional of a securities broker dealer firm?	☐ Yes* ☐ No	☐ Yes* ☐ No
*If yes, is it you or a family member that is registered with a broker dealer? If 'Spouse, Minor or Other' is selected provide Name: ______	☐ Owner ☐ Spouse ☐ Minor ☐ Other	☐ Owner ☐ Spouse ☐ Minor ☐ Other
*If yes, is Principal Securities, Inc. the broker dealer? If no, please provide the name of the broker dealer: ______	☐ Yes ☐ No	☐ Yes ☐ No
Were you a securities client of this financial professional at his/her last brokerage firm when the representative left that firm?	☐ Yes** ☐ No	N/A

This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of Principal®.

MM1542-40 | 12/2018 | Classification: Internal Use

page 1 of 6

If Yes, and your financial professional is within his/her **first 3 months at Principal, you should have received a copy of "Issues To Consider When Your Broker Changes Firms". Did you receive a copy of the brochure?	☐ Yes ☐ No	N/A
Would you like to designate a trusted contact for your account? ***If Yes has been checked, please provide form MM9035.	☐ Yes*** ☐ No	N/A

Texas Residents Only: In accordance with Texas House Bill 1454, you, as an account owner, have the option to designate a representative for the purpose of receiving a due diligence notice in the event that we may need assistance in locating you. If you wish to add a designated representative to your brokerage account clearing through Fidelity Clearing and Custody Solutions (FCCS), please submit the Designated Representative - Texas Form (1.9881781.100). If this form is not submitted, that is confirmation you do not wish to designate a contact at this time.

C. Investment Goals, Suitability Information

We collect this information to better serve your needs and to help determine whether an investment is right for you. Industry regulations require this information be obtained. Please include information for this account only, for instance, if your risk tolerance and time horizon or other such factors vary between accounts, please provide the information as it pertains to this account. If Joint Account, please combine financial and suitability information.

If purchasing a variable life product, your primary investment objective must be death benefit.
If purchasing a variable annuity, your primary investment objective must be long-term retirement income and/or death benefit.

Investment Objective (check one): ☐ Capital Preservation ☐ Income ☐ Income & Growth ☐ Growth ☐ Death Benefit ☐ Long-Term Retirement Income

Investment Strategy used to achieve Objective: (check all that apply) ☐ Asset Allocation ☐ Buy and Hold ☐ Dollar Cost Averaging
☐ Frequent Trading ☐ Hedging ☐ Regular withdrawals ☐ Other (specify) ____________

Liquidity: (check one) ☐ Important ☐ Somewhat important ☐ Not important

Risk Tolerance: (check one) ☐ Low ☐ Moderate ☐ High

Federal Tax Filing Status: (check one) ☐ Single ☐ Married Filing Jointly ☐ Married Filing Separately ☐ Head of Household

Federal Income Tax Bracket (Person): ☐ 10% ☐ 12% ☐ 22% ☐ 24% ☐ 32% ☐ 35% ☐ 37+%
Federal Income Tax Bracket (Entity): ☐ 21%

Expected Retirement Date: ☐ Already Retired ☐ Within 5 years ☐ Within 5 – 10 years ☐ Within 10 – 20 years ☐ More than 20 years ☐ N/A (Entities)

Net Worth (exclude primary residence and its mortgage) $ ____________

Estimated Annual Income $ ____________

Investment Experience (years) ☐ 0 - 5 ☐ 6 - 10 ☐ 11+

How long do you plan to hold this Investment ? (years) ☐ 0 - 3 ☐ 4 – 6 ☐ 7 - 9 ☐ 10+

D. Source(s) of Funds

☐ Current Income/Salary Reduction/Personal Savings
☐ Death Benefit from life insurance/annuity
☐ Gift or Inheritance
☐ In Kind Transfer
☐ Qualified Retirement Plan
☐ Non-Qualified Investment
☐ IRA
☐ Other (specify): ____________

E. Liquidation of Investment(s) or Asset(s) Key: MF = Mutual Fund, VA = Variable Annuity, VL = Variable Life

☐ Liquidation of one Investment (Additional form(s) required): ☐ MF ☐ VA ☐ VL to purchase another product: ☐ MF ☐ VA ☐ VL

☐ Liquidation of non-financial assets (specify): ____________

☐ Other (specify): ____________

F. Financial Needs

Please include information for this account only. If your financial needs vary between accounts, please provide the information as it pertains to this account. Question 1 is applicable to financial professionals who are Investment Adviser Representatives (IARs). Financial professionals who are not IARs mark no to Question 1.

		Yes	No
1.	Is the financial professional an Investment Adviser Representative (IAR)? If yes, do you want ongoing investment advice and monitoring for an asset based fee?*	☐ ☐	☐ ☐
2.	Do you plan to buy and hold this investment product?	☐	☐
3.	Do you expect frequent trading to take place within this account?	☐	☐
4.	Do you plan to take early withdrawals from this account?	☐	☐
5.	Do you have an interest in receiving guaranteed lifetime income from this account?	☐	☐

* Applicable only when the financial professional is an IAR. Mark no if not an IAR.

This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of Principal®.
MM1542-40 | 12/2018 | Classification: Internal Use
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G. Assets Away and Other Investments Owned Currently

Assets Away (Approximate value of assets held outside Principal in other banking or investment accounts. For Variable Annuities please refer to the Understanding Your Annuity or Non-Proprietary Variable Annuity Purchase and Replacement /Switch Form):

$ ____________________

Other Investments Owned:

☐ None ☐ Bonds ☐ MF ☐ VA ☐ VL ☐ Stocks ☐ Qualified/retirement plan ☐ Other (specify):________________

H. Account Type

Registration (Check only one) *Additional paperwork required

☐ Individual	☐ C Corporation*	☐ Custodian	☐ Estate*	☐ Traditional IRA*	☐ UTMA
☐ Joint/rights of Survivorship	☐ S Corporation*	☐ Investment Club*	☐ Trust*	☐ Inherited IRA*	☐ Retirement Plan*
☐ Tenants in Common*	☐ Partnership*	☐ Transfer on Death	☐ Roth IRA*	☐ UGMA	ERISA: ☐Yes ☐No
☐ Charitable	☐ Other ________				

In the event mutual funds will be held in a Retirement Plan or Charitable Account, does it qualify for load waived funds? .... ☐ Yes ☐ No

I. Tax Number Certification

(The Internal Revenue Service (IRS) does not require your consent to any provision of this document other than the certifications required to avoid backup withholding)

I certify under penalties of perjury:

1. The number shown on this form is my correct taxpayer identification number (or I have applied and am waiting for a number to be issued),
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding;

   Exemption Payee Code (if any): ____________________
3. I am a U.S. person (including a U.S. resident alien) and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

   Exemption from FATCA reporting code (if any): ____________________

Certification instructions: You must cross through item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification but you must provide your correct TIN.

J. Customer Agreement

I acknowledge that I have received, reviewed and agree to the terms of the attached Customer Agreement. I acknowledge that, even if English is not my primary language, I can speak, read and understand English, including all documents and transactions conducted in English.

THE CUSTOMER AGREEMENT CONTAINS A PREDISPUTE ARBITRATION CLAUSE ON PAGE 6; PARAGRAPH 26. CUSTOMER ACKNOWLEDGES RECEIVING A COPY OF THIS AGREEMENT.

K. Signatures – All signers certify that all of the information on this form is true and accurate

Sign below exactly as your name appears on this form. For joint registration, all owners must sign.

Owner's Soc. Sec. No. or Fed. Tax I.D. No.		Owner's Account Number	
Owner's Printed Name	Owner's Signature	Date (MM/DD/YYYY)	
Joint Account Owner's Printed Name	Joint Account Owner's Signature	Date (MM/DD/YYYY)	
Financial Professional's Printed Name	Financial Professional's Signature	RR Detail Code	Percent
Financial Professional's Printed Name	Financial Professional's Signature	RR Detail Code	Percent
Registered Principal's Printed Name	Registered Principal's Signature	Date (MM/DD/YYYY)	

This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of Principal®.

MM1542-40 | 12/2018 | Classification: Internal Use

page 3 of 6

Customer Agreement

This Customer Agreement is between the Account Owner(s)/Customer(s) (referred to as I, me, my) and Principal Securities, Inc. (referred to as Principal Securities).

1. Assets at another Firm

I acknowledge that if Principal Securities is unable to service any of the assets that I currently hold at another firm, I have the right to:

- Retain the assets at my previous firm
- Have the assets shipped to me in my name
- Transfer the assets to an account designated by me; or
- Liquidate the assets.

I also understand it is advisable to consider holding nontransferable assets at my prior firm or transferring them to a designated account before considering their liquidation.

2. Bank/Credit Union Disclosure

For sales through a bank or credit union, I understand and acknowledge my Financial Professional orally disclosed that securities products are offered by Principal Securities; they're not bank/credit union obligations or guaranteed, or FDIC/NCUSIF insured; and they're subject to investment risks including possible loss of the principal invested.

3. Business Continuity Plan

I acknowledge receiving a copy of Principal Securities's Business Continuity Plan Disclosure Statement.

4. Clearing Agent

I understand that Fidelity Clearing & Custody Solutions (FCCS), as the clearing agent, imposes various charges for services associated with a Brokerage Account and Investment Advisory Account. Some of these charges are paid by Principal Securities, while others are paid by me. FCCS may from time to time rebate some of these charges to Principal Securities or make payments out of its own resources to Principal Securities.

Principal Securities requires prompt transmittal of all checks received to its Clearing Agent, FCCS or directly to the investment company/mutual fund company with which you invest. Checks received by Principal Securities are generally forwarded no later than noon of the next business day.

5. Investment Advisory Products

For investment advisory products, I acknowledge that I received and reviewed the appropriate Form ADV: Form ADV Part 2A (Firm Brochure) or Appendix I of Form ADV part 2 (Wrap Fee Program Brochure), and the Adviser Representative's Form ADV Part 2B (Brochure Supplement).

6. Cash Management

For a Brokerage Account and Investment Advisory Account through FCCS as the clearing agent, I authorize Principal Securities to sweep any cash balance in my account with Principal Securities into the applicable sweep account unless I instruct Principal Securities differently. I understand that Principal Securities offers a sweep account program through which any cash balance in my account with Principal Securities can be automatically invested. I understand: (i) a sweep account is not intended for use as a long-term investment option and is best used for short periods of time; (ii) the rate of return on the sweep account may vary over time, and at times may be zero; (iii) I may well be able to earn a higher yield through a different investment, and I may consult with my financial professional about alternative investments; and (iv) Principal Securities and its affiliates receive benefits from having money invested in the sweep program. To the extent I have money in a sweep account, I understand the sweep account will be automatically debited to satisfy obligations arising in connection with my account with Principal Securities, and I may invest any remaining money. I understand I will receive a copy of the applicable prospectus in connection with my first investment in the sweep program, and I may request a copy of the applicable prospectus now or any time. I agree that my sweep option may be changed, including changes between money market funds and bank deposit products, with prior notification to me.

7. Material Conflicts of Interest

Affiliated Underwriting Activities and Proprietary Products

Principal Securities, Inc. ("Principal Securities") is a member company of the Principal Financial Group. Principal Securities and the Financial Professional will only receive compensation if a sale occurs. This presents a potential conflict of interest. In addition, other member companies of the Principal Financial Group produce products available for clients to purchase.

The purchase of these products represents a potential conflict of interest as the Principal Financial Group receives an additional benefit from the purchase of affiliated products or Principal branded products.

Compensation Differentials

Products or services offered by Principal Securities Financial Professionals may offer the Financial Professional and Principal Securities differing levels of compensation depending upon the product or service chosen by the client. Principal Securities has made efforts to minimize compensation differentials. Due to product differences, compensation differentials still exist. Differing levels of compensation may present a conflict of interest as it directly affects the amount of compensation a Financial Professional and Principal Securities may receive. Clients may request information regarding the amount of compensation a Financial Professional and Principal Securities may receive for the purchase of products and services.

Third Party Relationships

Principal Securities Financial Professionals may attend product training offered by third party providers to receive education about products or services offered. This may present a conflict of interest as it may provide additional incentive for Financial Professionals to sell one product over another. Such incentives may include payment or reimbursement for costs associated with the purchase of products or services used in connection with sales and marketing of investment products. This can include expenses for conferences or seminars, sales or training programs, client entertainment, client and investor events and other sponsored events, travel expenses, (including those in connection with training and educational meetings), client prospecting, retention and due diligence trips. Principal Securities limits third party training to events in which the primary purpose is educational in an effort to mitigate this potential conflict. Financial Professionals of Principal Securities may also receive entertainment from third party providers, and/or gifts not to exceed $100 per year per third party provider.

Outside Business Activities

Principal Securities Financial Professionals may be engaged in business activities outside of the scope of their work as Principal Securities Financial Professionals. Such business activities may present a conflict of interest in that their duties owed to outside parties may conflict with their activity as a Principal Securities Financial Professional.

Sales Goals

Principal Securities Financial Professionals may have sales requirements they need to meet as part of their compensation package, which package may include benefits, such as health insurance, pension and other benefits. As a result of these sales, the Financial Professional (or a Principal affiliate) may receive compensation (cash or otherwise) that is based in part on factors such as total deposits, assets, persistency or profitability of the business sold. The cost of this compensation may be directly or indirectly reflected in the fees for this product. The Financial Professional (or a Principal affiliate) may receive this compensation from Principal Securities and its affiliates or from another entity through which business is placed.

Revenue Sharing

Principal Securities is affiliated with Principal Life Insurance Company (Principal Life), a retirement plan record keeper. Principal Securities and Principal Life have entered into selling/servicing agreements with certain fund families and may receive a fee from certain of those fund families in connection with the retirement plan business. Revenue sharing fees are taken into consideration by Principal Life when pricing the retirement plan services.

Compensation to Non-fiduciaries

Certain employees of Principal Life Insurance Company, including, without limitation, employees providing wholesaling services, may receive compensation based in whole or in part on the sale of certain products and/or services provided to you. These employees are not acting as fiduciaries under ERISA and/or the Code with respect to the sale of these products and/or services.

This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of Principal®.
MM1542-40 | 12/2018 | Classification: Internal Use

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Customer Agreement 8. Limitations on Investments order to close out the accounts, in whole or in part, or to close out any commitment Principal Securities is registered as both a broker-dealer and as an investment made on my behalf. adviser under federal and state securities laws. While we provide access to a variety of financial products and services, we primarily offer mutual funds, 16. General Provisions annuities, stocks, bonds, investment advisory services and retirement plan Any sale, purchase or cancellation authorized hereby may be made according to products. Some of these products and services are Proprietary Products while Principal Securities’ judgment and at Principal Securities’ discretion on the others are sponsored by non-affiliated entities. exchange or other market where such business is then usually transacted, or at public auction, or at private sale without advertising the same and without any We limit our offering, in whole or in part, to Proprietary Products. We also limit the notice, prior tender, demand or call; and Principal Securities may purchase the platform, in part, to products that provide Third Party Payments in connection with whole or any part of such securities free from any right of redemption, and I shall the investments recommended. Your Financial Professional offers these products remain liable for any deficiency. It is further understood that any notice, prior tender, and services that are made available through Principal Securities. demand or call from Principal Securities shall not be considered a waiver of any provision of this agreement. 9. The Disclosure of Control Relationship I understand that Principal Securities, Inc. (“Principal Securities”) is under 17. Successors common control with Principal Financial Group, Inc. This agreement and its provisions shall be continuous, and shall inure to the benefit of Principal Securities’ present organization, and any successor organization, 10. PATRIOT Act assigns and/or beneficiaries, and shall be binding upon me and/or my estate, I understand that federal law requires Principal Securities to obtain, verify and executors, assigns and/or beneficiaries. record information that identifies each customer opening a new account. Principal Securities may ask for identifying documentation, such as a driver’s 18. Age license. Principal Securities may also check databases or take other steps to I, if an individual, represent that I am of full legal age. verify my identity. I also understand that Principal Securities does not accept accounts that are for the benefit of a business/organization that is illegal under Federal and/or State law (such as a marijuana clinic), or a person who owns or 19. Interest in Account receives income from such an entity or whose source of funds is illegal. I am the only party with an interest in any of the accounts with Principal Securities unless such interest is revealed in the title of such account and in any case the interest indicated in such title. 11. Prospectus/Offerings Disclosure I acknowledge that if I am purchasing a mutual fund, variable annuity, variable life contract, 529 Plan or certain other products, I have received and reviewed the 20. Orders and Statements appropriate and current prospectus or other offering/disclosure document, which Reports of the execution of orders and statements of the account shall be explains the risks, fees, and sales charges and any available discounts, share conclusive if not objected to in writing. The former within two days and the latter classes and other important information. within ten days, after forwarding by Principal Securities to me by mail or otherwise. 12. Source of Funds 21. Force Majeure I understand that Principal Securities does not recommend the use of home equity Principal Securities shall not be liable for loss or delay caused directly or indirectly loans or other borrowed funds for investing (except margin accounts where by war, natural disasters, government restrictions, exchange or market rulings or appropriate). I acknowledge the source of this investment is not such a loan. other conditions beyond Principal Securities’ control. 13. Trade Error 22. Fees and Charges I acknowledge that in the event of a trade error correction that occurs in a I agree to the fees and charges on the fee schedule received by me. Principal Brokerage Account or Investment Advisor Account, Principal Securities has Securities may change the fee schedule from time to time. I agree that securities specific procedures designed to correct any trade error as promptly as possible. held within my account may be sold to offset any fee obligation related to my Principal Securities’ policy is to rectify the trade error caused by Principal account, including expenses incurred by Principal Securities in selling securities to Securities or its affiliates by adjusting my account as it would have been had no offset the fee obligation. error occurred. For trades where Principal Securities is at fault or where no fault Principal Securities will satisfy the fee obligation by selling securities held in my can be determined, Principal Securities will absorb any losses or gains resulting money market account or, if none, the security with least consequences to me. from that error. If it is determined that I am at fault, Principal Securities may use its Commissions and ticket charges will be assessed if liquidation occurs. discretion to pass along any losses to me and Principal Securities will keep any gains resulting from the trade error. You are responsible for reviewing your 23. Joint Accounts statement and notifying your financial professional or Principal Securities This is a joint account, unless we notify Principal Securities otherwise and required immediately if you find any discrepancies. Principal Securities will not correct documentation is provided, the brokerage account(s) shall be held by us jointly as errors older than 6 months from occurrence. joint tenants with right of survivorship (payable to either or the survivor of us). Each joint tenant irrevocably appoints the other as attorney-in- fact to take all action on 14. Provisions in the event of Failure to Pay or Deliver his or her behalf and to represent him or her in all respects in connection with this If I do not, on or before the settlement date, pay in full for any security purchased Agreement. Principal Securities shall be fully protected in acting but shall not be for the account, or deliver any security sold for such account, Principal Securities required to act upon the instructions of either joint tenant. Each of us shall be liable, is authorized (subject to the provisions of any applicable statute, rule or jointly and individually, for any amounts due to Principal Securities pursuant to this regulation): Agreement, whether incurred by either or both of us. a) until payment or delivery is made in full, to pledge, repledge, hypothecate or rehypothecate, without notice, any or all securities or commodities or any other 24. Address property, for the sum then due or for a greater or lesser sum and without retaining Communications may be sent to me at the current address which is on file at in Principal Securities’ possession and control for delivery a like amount of similar Principal Securities’ office, or at such other address as may hereafter be given to securities, and/or Principal Securities in writing. All communications so sent, whether by mail, (b) to sell any or all securities which you may hold for me (either individual or telegraph, messenger or otherwise, shall be deemed given to me personally, jointly with others), or to buy any or all securities required to make delivery for the whether actually received or not. account, or to cancel any or all outstanding orders or commitments for the account. 25. Recording Conversations I understand and agree that for our mutual protection you may electronically record 15. Cancellation Provisions any of our telephone conversations. Principal Securities is authorized, in Principal Securities’ discretion, should I die or should Principal Securities for any reason whatever deem it necessary for Principal Securities’ protection, without notice, to cancel any outstanding orders in This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of Principal®. MM1542-40 | 12/2018 | Classification: Internal Use page 5 of 6

Customer Agreement 26. Arbitration (a) Arbitration Requirement This agreement contains a pre-dispute arbitration clause. By signing this arbitration agreement the parties agree as follows: (b) Arbitration Disclosure • All parties to this agreement are giving up the right to sue each other in court, including the right to a trial by jury, except as provided by the rules of the arbitration forum in which a claim is filed. • Arbitration awards are generally final and binding; a party’s ability to have a court reverse or modify an arbitration award is very limited. • The ability of the parties to obtain documents, witness statements and other discovery is generally more limited in arbitration than in court proceedings. • The arbitrators do not have to explain the reason(s) for their award, unless, in an eligible case, a joint request for an explained decision has been submitted by all parties to the panel at least 20 days prior to the first scheduled hearing date. • The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry. • The rules of some arbitration forums may impose time limits for bringing a claim to arbitration. In some cases, a claim that is ineligible for arbitration may be brought in court. • The rules of the arbitration forum, in which the claim is filed, and any amendments thereto, shall be incorporated into this agreement. (c) Predispute Arbitration Clause Any and all controversies which may arise between Principal Securities, any of Principal Securities’ employees or agents, and customer concerning my account, transaction, dispute or the construction, performance or breach of this or any agreement shall be submitted to arbitration conducted before the Financial Industry Regulatory Authority, in accordance with their rules. Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intent to arbitrate, therein electing the arbitration tribunal. No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre- dispute arbitration agreement against any person who has initiated in court a putative class action; or who is a member of a putative class action who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; or (ii) the class is decertified; or (iii) the customer is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this agreement except to the extent stated herein. 27. SIPC Information All members, except those members: (a) that pursuant to Section 3(a)(2)(A)(i) through (iii) of the Securities Investor Protection Act of 1970 (SIPA) are excluded from membership in the Securities Investor Protection Corporation (SIPC) and that are not SIPC members; or (b) whose business consists exclusively of the sale of investments that are ineligible for SIPC protection, shall advise all new customers, in writing, at the opening of an account, that they may obtain information about SIPC, including the SIPC brochure, by contacting SIPC, and also shall provide the Web site address and telephone number of SIPC. In addition, such members shall provide all customers with the same information, in writing, at least once each year. In cases where both an introducing firm and clearing firm service an account, the firms may assign these requirements to one of the firms This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of Principal®. MM1542-40 | 12/2018 | Classification: Internal Use page 6 of 6

Principal Securities, Inc. Mailing Address: Principal Securities, Inc. Des Moines, IA 50392-0001 Business Continuity Plan Principal Securities, Inc. has developed a Business Continuity Plan on how we will respond to events that significantly disrupt our business. Since the timing and impact of disasters and disruptions is unpredictable, we will have to be flexible in responding to actual events as they occur. With that in mind, we are providing you with this information on our business continuity plan. Contacting Us – If after a significant business disruption you cannot contact us as you usually do at 888-774-6267 or 800-222-5852, you should go to our Web site at www.principal.com. Business Continuity Plan – We plan to quickly recover and resume business operations after a significant business disruption and respond by safeguarding our employees and property, making a financial and operational assessment, protecting the firm’s books and records, and allowing our customers to transact business. In short, our business continuity plan is designed to permit our firm to resume operations as quickly as possible, given the scope and severity of the significant business disruption. Our business continuity plan addresses: data back up and recovery; all mission critical business functions and supporting systems; financial and operational assessments; alternative communications with customers, employees, and regulators; alternate physical location of employees; critical supplier, contractor, bank and counter-party impact; regulatory reporting; and assuring our customers prompt access to their funds and securities if we are unable to continue our business. Varying Disruptions – Significant business disruptions can vary in their scope, such as only our firm, a single building housing our firm, the business district where our firm is located, the city where we are located, or the whole region. Within each of these areas, the severity of the disruption can also vary from minimal to severe. In a disruption to only our firm or a building housing our firm, we will transfer our operations to a local site when needed and strive to recover and resume business within 24 hours. In a disruption affecting our business district, city, or region, we will transfer our operations to a site outside of the affected area, and strive to recover and resume business as soon as administratively possible. In either situation, we plan to continue in business, and notify you through our Web site, www.principal.com, or you can contact us at 888-774-6267, or 800-222-5852. If the significant business disruption is so severe that it prevents us from remaining in business, we will assure our customer’s prompt access to their funds and securities. For more information – If you have questions about our business continuity planning, you can contact us at 888-774-6267 ext. 59168 (Principal Securities Compliance.) Copyright © 2004 Principal Financial Services, Inc. All rights reserved. MM 2789-04 Page 1 of 1 10/2017